RULE 13a-14(a) CERTIFICATIONS

Praxair, Inc. and Subsidiaries

EXHIBIT 31.02

I, Matthew J. White, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Praxair, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

April 30, 2018	By: /s/ Matthew J. White
Matthew J. White
Senior Vice President and
Chief Financial Officer
(principal financial officer)